Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-42878), pertaining to the Emmis Communications Corporation 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Employee Stock Purchase Agreement,

(2) Registration Statement (Form S-8 No. 333-71904), pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-92318), pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan,

(4) Registration Statement (Form S-8 No. 333-117033), pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan of Emmis Communications Corporation and Emmis Operating Company, and

(5) Registration Statement (Form S-8 No. 333-171463), pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan of Emmis Communications Corporation and Emmis Operating Company;

of our report dated May 10, 2012, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 29, 2012.

/s/Ernst & Young LLP

Indianapolis, Indiana

May 10, 2012